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                                                                      Exhibit 4

                                WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of June 28, 2000 between Enesco Group,
Inc., a Massachusetts corporation (the "Company"), and Time Warner Entertainment Company, L.P. (hereinafter referred to as "Warner Brothers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company proposes to issue to Warner Brothers warrants (the "Warrants") to purchase up to 200,000 (as such number may be adjusted from time to time pursuant to Article 7 of this Agreement) shares (the "Shares") of common stock, par value $.125 per share (the "Common Stock"), of the Company; and

         WHEREAS, Warner Brothers and the Company have entered into a License Agreement (the "License Agreement") dated June 28, 2000 pursuant to which Warner Brothers has licensed to the Company certain rights to use the trademarks and related intellectual property relating to "Harry Potter" books and movies, among other things, as more fully described in the License Agreement;

         NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Grant.

         Warner Brothers and/or its designees are hereby granted the right to purchase, pursuant to the terms and conditions of this Warrant Agreement, at any time from June 28, 2000 until 5:00 p.m., Chicago time, on June 27, 2005, which date may be extended as set forth in
         Section 11 (the "Warrant Exercise Term"), up to 200,000 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 7 hereof) of $4.375 per Share.

               2. Warrant Certificates.

         The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

               3. Exercise of Warrant.

                  3.1. Vesting and Exercise. The Warrants granted herein shall vest in Warner Brothers and shall become exercisable immediately on the




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         issuance of this Warrant Agreement. The Warrants initially are exercisable at a price of $4.375 per Share, and either (a) payable by wire transfer in immediately available funds to the Company, or (b) at the election of Holder, as provided for in Section 3.2, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased or exercise of the Cashless Exercise option (as hereafter defined), at the Company's principal offices (currently located at 225 Windsor Drive, Itasca, Illinois 60143) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

                  3.2. Cashless Exercise. The Holder may, at its election, exercise its right to receive shares of Common Stock on a net basis such that, without the exchange of any funds and upon surrender of this Warrant, the Holder receives shares of Common Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant to the Company at its principal offices together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y(A-B)
                      ------
                        A

                  Where:

                  X = the number of shares of Common Stock to be issued to the Holder

                  Y = the number of shares of Common Stock then subject to this Warrant

                  A = the market price of a share of Common Stock for the date of exercise (the market price determined, for any date, as the average of the closing prices of the Common Stock on the New York Stock Exchange (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange)
                  B =  the then current Stock Purchase Price

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               4. Issuance of  Certificates.

                  (a) Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made forthwith without charge to the Holder thereof including, without limitation, any excise or transfer tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the company, or in such other manner as is then authorized for the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

               Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares shall bear a legend (which legend shall be removed by the Company pursuant to Section 6.3(b)) substantially similar to the following:

               "The securities represented by this certificate have not been registered for purposes of public distribution under the Securities act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

                  (b) The Holder hereby covenants and agrees that from and after the date hereof the Holder may, after five business day prior written notice to the Company of the Holder's intention thereto, directly or



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         indirectly, sell, offer or contract to sell, pledge or otherwise dispose or transfer (collectively, a "transfer") the Warrant to a transferee who expressly and in writing agrees with the Holder and the Company at the time of such transfer, to assume all of the obligations of, and comply with all the provisions applicable to, the Holder under this Agreement and under the Warrant.

               5. Price.

                  5.1. Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $4.375 per Share. The adjusted exercise price per Share shall be the price which shall result from time to time from any and all adjustments of the initial exercise price per Share in accordance with the provisions of Article 8 hereof.

                  5.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price until such price has been adjusted, in which case thereafter the term Exercise Price shall mean the adjusted exercise price.

               6. Registration Rights.

                  6.1. Registration Under the Securities Act of 1933. None of the Warrants or Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

                  6.2. Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) The Registrable Securities could be sold by the Holder in a single transaction pursuant to Rule 14-4 under the Securities Act and the Company has agreed to remove the legend in Section 4(a) hereof;
         (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.


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                  6.3. Mandatory Registration.

                       (a) Within forty-five (45) days after the date of execution of the License Agreement, the Company shall commence the process of preparing and filing with the U.S. Securities & Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company (except as provided in Section 6.4 (b) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of counsel for the Company), in order to comply with the provisions of the Act, so as to permit a public offering and sale of all the Registrable Securities by the holders thereof. Until the Registration Statement is effective, the Company shall use its best efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof and will re-file the Registration Statement at the earliest possible opportunity if not declared effective. The Company is not presently aware of any reason that would cause the Securities & Exchange Commission to declare the Registration Statement effective. Once effective, the Company will use its best efforts to (a) maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date that the holders of the Registrable Securities receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded (without registration under the Act) in a single transaction under Rule 144 (k) promulgated under the Act or otherwise and the Company has removed the legend referred to in Section A; and (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to sales of the Registrable Securities pursuant to the Registration Statement.

                       (b) The Company covenants and agrees to give written notice of the effectiveness of any such Registration Statement to all holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of notice of such effectiveness.

                       (c) If at any time the Company determines to proceed with the preparation and filing of a registration statement under the Securities Act in connection with its securities, the Company will give written notice to its determination to all record holders of the Registrable Securities. Upon written request by a holder, the Company will include the Registrable Securities issued or issuable to such holder in that registration statement (other than a registration statement filed on either Form S-8 or Form S-4) subject to customary limitations as imposed by the


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         underwriter for any such public offering. If requested by the Company, the holders of the Registrable Securities will agree to be bound by such additional restrictions on the sale or transfer of the Registrable Securities as may be required in order to comply with the requirements of the New York Stock Exchange or the SEC in connection with the public offering which agreement will be self-executing without the need for execution of additional instruments. The
         Company's obligations described in this paragraph shall not apply to any issued or issuable Registrable Securities that are eligible for immediate resale pursuant to Rule 144, without regard to volume limitations. The Company shall pay the expenses for any registration statement except for underwriting discounts and commissions and legal fees of the holders of the Registrable Securities.

                  6.4. Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                       (a)   In connection with any registration under
         Section 6.3 hereof, the Company shall file the Registration Statement as expeditiously as possible, and until such Registration Statement is declared effective, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                       (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and the fees and expenses of counsel retained by the holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Section 6.3 (a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, registration expenses, and blue sky fees and expenses.

                       (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such Registrable Securities.

                       (d) The Company shall indemnify and hold harmless each Holder, within the meaning of the Act, who may purchase from or sell for a Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to or supplement thereto such registration



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         statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by such Holder within the meaning of the Act and each officer, director, employee and agent of the Holder; provided, however, that the indemnification in this paragraph (c) with respect to any prospectus shall not inure to the benefit of a Holder (or to the benefit of any person controlling such holder) on account of any such loss, claim, damage or liability arising from the sale of Registrable Shares by such Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder by the Company prior to the subject sale and the subsequent Prospectus was not delivered or sent by such Holder to the purchaser prior to such sale.

                       (e) Each Holder, as the case may be, shall indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by such Holder expressly for use therein.

                       (f) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 6.4, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 6.4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the



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         indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 6 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

                       (g) If for any reason the indemnification provided for in Section 6.4 (d) or (e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                       (h) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

                       (i) If the Company shall fail to comply with the provisions of this Article 6, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, resulting from the Company's failure to register the Registrable Securities.

                       (j) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to Section 6.3 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable


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         Securities are being registered and shall permit each holder of
         Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

               7. Adjustments of Exercise Price and Number of Shares.

                  7.1. Computation of Adjusted Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to
         Section 7.8 hereof) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (b) the Exercise Price in effect immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 7.3 hereof.

                  For the purposes of any computation to be made in accordance with this Section 7.1, the following provisions shall be applicable:


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                       (i)   In case of the  issuance  or sale of  shares of
         Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                       (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company. For such purposes, Common Stock issued by the Company as a matching contribution to Company sponsored 401(k) benefit plans shall be valued at the same price used in determining the matching contribution amount under the plan.

                       (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                       (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 7.1.

                       (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, vested warrants and upon the conversion or exchange of convertible or exchangeable securities.

                       (vi) No adjustment shall be made for any issuance or sale of Common Stock by the Company for a consideration per share equal to or greater than the Exercise Price at the time of such issuance or sale.

                  7.2. Options, Rights, Warrants and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to
         Section 7.8 hereof, and except in the case of employee stock options issued under existing or future shareholder approved Company stock option plans, if the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 7.1 hereof, provided that:

                       (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of Warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, right or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall not have vested or shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall be vested or shall not have expired or terminated unexercised.

                       (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                       (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 7.2, or in the price per share at which the securities referred to in subsection (b) of this Section 7.2 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                  7.3. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  7.4. Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  7.5. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holder's Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

                  7.6. Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares of Common Stock issued and the aggregate number of shares of Common Stock issuable upon the exercise of options, rights, vested warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  7.7. Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make the appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.7.

                       7.8. Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company to all the shareholders of the Company, the Holders of unexercised vested Warrants on the record date set by the Company shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 7.8 that the exercise of the Warrants is permissible immediately upon issuance).

                       7.9.  Adjustment for Dividends of Common Stock, etc.
         In the Event that the Company at any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the exercise price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. Upon each adjustment of the exercise price pursuant to this Section 7.9 the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the exercise price resulting from such adjustment.

                       8.    Exchange and Replacement of Warrant Certificates.

                       Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                       Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                       9.    Elimination of Fractional Interests.

                       The Company shall not be required to issue certificates representing fractions of Shares pay cash to the Holder in lieu of fractional interests equal to such fraction multiplied by the market price of the Common Stock (the market price determined, for any date, as the average of the closing prices of the Common Stock on the New York Stock exchange (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange).

                       10.   Reservation and Listing of Securities.

                       The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted by the New York Stock Exchange or listed on another national securities exchange, in the event the Common Stock is listed on such any national securities exchange.

                  11.  Governmental Approvals.

                       a. The Company and the Holder hereby acknowledge that exercise of this Warrant by the Holder is subject to receipt of all necessary governmental consents and approvals and may subject the Company and/or the Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and that the Holder may be prevented from acquiring shares of Common Stock upon exercise of this Warrant until receipt of all necessary governmental consents and approvals and the expiration or early termination of all waiting periods imposed by the HSR Act ("Governmental Approvals"). Promptly following the Holder's notice of exercise or other written request from the Holder, the Company and the Holder will use their respective reasonable best efforts to make all filings necessary to obtain all required Governmental Approvals (the "HSR Filing"). Notwithstanding the foregoing, neither the Company nor the Holder of this Warrant shall be obligated to take any action to obtain any Governmental Approvals, if the taking of such action could have the direct or indirect effect of restricting, limiting or otherwise subjecting to penalty either the Company or the Holder of this Warrant in the ownership of their respective assets or the conduct of their respective business (including, without limitation, requiring that the Holder of this Warrant sell, divest or otherwise dispose of any of its assets or business). Subject to clause b) below, if the Holder and, to the extent applicable, the Company are not able to obtain all such Governmental Approvals on or before the Expiration Date, this Warrant will expire on the Expiration Date.

                       b. Notwithstanding anything to the contrary contained within this subsection (b), if the Holder has requested that the Company and the Holder use their respective reasonable best efforts to make all filings necessary to obtain all required Governmental Approvals (the "Governmental Approval Procedure") at least six months prior to the Expiration Date, and the necessary Governmental Approvals have not been obtained prior to the Expiration Date (despite the Holder's and Company's respective reasonable best efforts to obtain such Governmental Approvals), the Exercise Period shall be extended for a period not to exceed six months following the Expiration Date (the "Post Expiration Period") in order to allow for receipt of the necessary Governmental Approvals. During the Post Expiration Period, the Holder may transfer this Warrant notwithstanding the transfer restrictions contained herein provided that, concurrent with such transfer, the transferee exercises this Warrant in full and tenders to the Company the full Purchase Price for all shares of Common Stock issuable pursuant to this Warrant and the issuance of the shares of Common Stock issuable pursuant to this Warrant and the issuance of the shares of Common Stock to such transferee hereunder is not subject to receipt of any governmental consent or approval or the expiration or termination of the waiting period under the HSR Act. If the Governmental Approvals are obtained with the Post Expiration Period but the Holder does not deliver notice to the Company of the exercise of this Warrant and tender the Purchase Price for the shares of Common Stock underlying the Warrant in accordance herewith within ten business days following the Holder's receipt of notice of the receipt of such Governmental Approval, then
         (1) this Warrant shall expire as of the close of business on such tenth business day following the Holder's receipt of notice of the receipt of such Governmental Approval, and (2) the Holder shall reimburse the Company for all (a) filing fees and (b) all other costs and expenses (including, without limitation, all legal expenses) incurred in connection with the required Governmental Approval with respect solely to this Warrant.

                  12.  Notices to Warrant Holders.

                       Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                                (a) the Company shall take a record of the
                       holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                                (b) the Company shall offer to all the holders
                       of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                                (c) a dissolution, liquidation or winding up of
                       the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                                (d) reclassification or change of the
                       outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                                (e) The Company shall propose to issue any
                       rights to subscribe for shares of Common Stock or any other securities of the Company to all the shareholders of the Company;

         then in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13.  Notices.

                       All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                                (a) If to a registered Holder of the Warrants,
                       to the address of such Holder as shown on the books of the Company; or

                                (b) If to the Company, to the address set forth
                       below or to such other address as the Company may designate by notice to the Holders.

                                            Enesco Group, Inc.
                                            225 Windsor Drive
                                            Itasca, IL 60143-1225

                  14.  Supplements and Amendments.

                       The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem not to adversely affect the interests of the Holders of Warrant Certificates.

                  15.  Successors.

                       All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

                  16.  Termination.

                       This Agreement shall terminate at the close of business at 5:00 p.m. central time on June 27, 2005 subject to Section 11 adjustment, if any. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public.

                  17.  Governing Law.

                       This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State.

                  18.  Benefits of This Agreement.

                       Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and any registered Holder or Holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and any Holder or Holders of the Warrant Certificates, Warrants or the Shares.

                  19.  Counterparts.

                       This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


[SEAL]                          ENESCO GROUP, INC.



                                By: /s/ John F. Cauley
                                    ---------------------------
                                   Name:  John F. Cauley
                                   Title: Chairman



                       Time Warner Entertainment Company, L.P.



                                By: /s/ Gary R. Simon
                                    ---------------------------
                                   Name:  Gary R. Simon
                                   Title: Vice President & General Counsel

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED FOR PURPOSES OF PUBLIC DISTRIBUTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                            EXERCISABLE ON OR BEFORE
                     5:00 P.M., CHICAGO TIME, JUNE 27, 2005

No. W-2000-11
                                                                       200,000
                                                                      Warrants

                               WARRANT CERTIFICATE

               This Warrant Certificate certifies that Time Warner Entertainment Company, L.P. or registered assigns, (the "Holder") is the registered holder of 200,000 Warrants to purchase, at any time from June 28, 2000, until 5:00 P.M. Chicago time on June 27, 2005, subject to extension of such date pursuant to
Section 11 of the Warrant Agreement ("Expiration Date"), up to 200,000 fully-paid and non-assessable shares ("Shares") of common stock, par value $.125 per share (the "Common Stock"), of Enesco Group, Inc., a Massachusetts Corporation with its principal place of business located at Itasca, Illinois (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $4.375 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of June 28, 2000 between the Company and Time Warner Entertainment Company, L.P. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by wire transfer payable to the order of the Company, or any combination thereof.

               No Warrant may be exercised after 5:00 P.M., Chicago time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto or extended as provided in the Warrant Agreement, shall thereafter be void.

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

               The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

               Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

               Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

               The Company may deem and treat the registered holder(s) hereof as the absolute owner (s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: June 28, 2000              ENESCO GROUP, INC.


[SEAL]                              By: /s/ John F. Cauley
                                        -------------------------------------
                                        John F. Cauley
                                        Chairman and Interim President

                         [FORM OF ELECTION TO PURCHASE]

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ shares of Common Stock and herewith tenders in payment for such securities cash or a wire transfer to the order of Enesco Group, Inc. in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _______________________________, whose address is ____________________________, and that such Certificate be delivered to __________________________, whose address is _______________.


Dated:                                   Signature:_____________________

                                         (Signature must conform in
                                         all respects to name of
                                         holder as specified on the
                                         face of the Warrant
                                         Certificate.)





                        (Insert Social Security or Other
                          Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


               FOR VALUE RECEIVED _____________________________________________

hereby sells, assigns and transfers unto

_______________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                     Signature:_____________________

                                           (Signature must conform in
                                           all respects to name of
                                           holder as specified on the
                                           face of the Warrant
                                           Certificate.)





(Insert Social Security or Other
Identifying Number of Holder)